                                                                   EXHIBIT 10.30


                            BUILDING LOAN AGREEMENT

                 THIS BUILDING LOAN AGREEMENT (the "Agreement"), made this 29th day of February, 1996, by and between WACHOVIA BANK OF NORTH CAROLINA, N.A., a national banking association with its principal office and place of business at 100 North Main Street, Winston-Salem, North Carolina 27150 (hereinafter called the "Bank"), and WYNWOOD OF CHAPEL HILL, LLC, a North Carolina limited liability company whose address is c/o Days Development of North Carolina, L.L.C., 1018 Second Street, SW, Roanoke, Virginia 24016 (hereinafter called the "Borrower");


                              W I T N E S S E T H:

                 THAT THE BANK AND THE BORROWER for consideration, the receipt and adequacy of which is hereby acknowledged, covenant and agree as follows:

                 Section 1. The Construction Loan. In accordance with the terms of the commitment of the Bank dated the 25th day of October, 1995 as the same may have been amended (the "Commitment"), and the terms of this Agreement, the Bank will loan to the Borrower, for the purpose(s) of (a) constructing building(s) and other improvements as described in the Commitment (the "Improvements") on lands located near the corner of Farmington Drive and Farrington Road in the City of Durham, County of Durham, State of North Carolina, and described in more detail in the Deed of Trust (as hereinafter defined) (the "Property") and (b) if permitted under the Commitment, acquiring the Property, up to the sum of Four Million Four Hundred Eighty Thousand and No/100 Dollars ($4,480,000.00). The Loan by the Bank to the Borrower shall be evidenced by the promissory note or notes of the Borrower dated of even date herewith (the "Note") (the indebtedness evidenced by the Note being sometimes hereinafter called the "Loan"), the terms of the Note being incorporated herein by reference, with interest on so much of such sum as shall have been disbursed from time to time and remains unpaid. To secure the payment of the Note and to secure the performance of the Borrower's covenants contained herein and in the Commitment, the Borrower has given the Bank a first lien deed of trust satisfactory to the Bank (the "Deed of Trust") covering the Property; an Assignment of Rents and Leases with respect to the Property (the "Assignment of Rents"); and certain other collateral, certificates and loan documents given to evidence or secure the Loan (the "Other Loan Documents").

                 Section 2. Disbursement of Loan Proceeds. The Bank will disburse the proceeds of the Loan as to construction costs in proportion to progress of construction (less applicable retainage) and as to costs other than construction costs as such costs are incurred, provided (a) the obligation of the Bank to disburse proceeds shall be subject to the Bank's reservation of the right to retain at all times funds that the Bank deems sufficient to complete and pay for the Improvements and to pay for the other costs shown on the development cost analysis approved by the Bank (the "Development Cost Analysis") and (b) the Bank shall be given at least five (5) business days' advance notice of each request for disbursement. Disbursements, which shall be limited to one (1) per month unless otherwise expressly permitted by the Commitment, shall be made by wiring or depositing the same to an account of the Borrower, or at the Bank's election, by the issuance of one or more checks payable to the Borrower, the Borrower's counsel, the general contractor, subcontractors, materialmen, or any one or more of them. As a condition to its obligation to make the initial and each and every other disbursement of funds hereunder, the Bank may require satisfactory evidence of the payment of all debts owing contractors, surveyors, engineers, architects, materialmen and the like for labor done or professional design or surveying services, or material furnished pursuant to any contract with respect to the Improvements. Moreover, the Bank shall have the right, but shall not be obligated, to disburse the proceeds of the Loan directly to any contractor, subcontractor, materialman, surveyor, engineer, architect or other person performing labor or services or delivering materials to the Property if such labor, services or materials could form the basis for a lien against the Property. To that end, the Borrower does hereby constitute and appoint the Bank its attorney-in-fact to make such disbursements and to receipt therefor on behalf of the Borrower.

                 Section 3. Use of Loan Proceeds; Development Cost Analysis. The proceeds of the Loan are to be used only (a) for the cost of the Property, if permitted under the Commitment; (b) for the direct and indirect costs of the Improvements, which shall be constructed pursuant to a construction contract submitted to and approved by the Bank (the "Contract"); and (c) for other costs shown on the Development Cost Analysis. Any changes in the Contract or the final plans and specifications for the Improvements (the "Plans and Specifications") submitted at any time, whether before or after the execution of this Agreement, to the Bank shall require the prior written approval of the Bank unless otherwise specified in the Commitment.

                 Prior to any disbursement hereunder and in addition to other requirements set forth in this Agreement or the Commitment, the Bank shall receive the Development Cost Analysis on the Bank's form, certified by the Borrower to be correct to the best of the Borrower's knowledge, showing the costs of the Property and the Improvements and the sources for the payment of such costs. The costs on such Development Cost Analysis shall be verified by fixed cost contracts and subcontracts as to those items of cost which can be so verified, and, as to those costs not capable of such verification, by reasonable estimates. The Development Cost Analysis shall also include a "contingency" amount satisfactory to the Bank.

                 Section 4. Requests for Disbursements. Each request for disbursement for work performed under the Contract shall be accompanied by (i) a written request of the Borrower stating the amount of request and (ii) an appropriate AIA Form G702, G702A or G703, signed by the general contractor for the project (the "General Contractor"), the architect of record and the Borrower (or other similar documentation satisfactory to the Bank).

                 Each request for disbursement shall in all cases be limited to items and certifiable costs set forth in the Development Cost Analysis, and, if not accompanied by an architect's certification on AIA forms G702, G702A or G703, shall be accompanied by appropriate invoices detailing the services rendered with specific reference to the Property and Improvements and specifically identified with reference to the appropriate items on the Development Cost Analysis, or by receipts showing the amounts of payments made for expenses directly involved in the construction and/or development of the project, such receipts also to be specifically identified with reference to the appropriate items on the Development Cost Analysis. All requests for disbursement of any sums in respect of hazard insurance premiums, title insurance premiums, bond premiums, permits, utility connection charges or other charges imposed by any public utility or governmental unit shall be accompanied by a statement or invoice setting forth such charges or premiums.

                 Section 5. Mutuality of Obligation. The Borrower will accept all disbursements made by the Bank pursuant to this Agreement up to the full amount of the Loan.

                 Section 6. Completion of Project. The Borrower will begin construction no later than January 1, 1996, and will continually prosecute the work and will complete the Improvements on or before March 1, 1997. The work shall be performed in conformity with the Plans and Specifications submitted to the Bank and in compliance with building and zoning codes and all other applicable legal requirements and restrictions. The Borrower will keep the Property and the Improvements free from all liens for services, labor and materials until the Loan has been paid in full.

                 Section 7. Inspections; Independent Inspecting Representative. The Bank shall have the right, during construction, to inspect the Property and the Improvements (or to cause the construction to be inspected by an Independent Inspecting Representative as described in this section) and to reject and require to be replaced any material or work that does not comply with the Plans and Specifications. Should there occur any discrepancy in quantity or quality of workmanship in connection with the construction of the Improvements, the Bank shall be relieved of the obligation to advance any undisbursed loan proceeds until such time as the discrepancy shall have been corrected to the satisfaction of the Bank (and any Independent Inspecting Representative appointed by the Bank pursuant to this Section).

                 The Bank may appoint an independent inspecting representative who shall be an engineer or architect (the "Independent Inspecting Representative"), for the purposes of reviewing invoices for amounts shown on monthly disbursement requests, making monthly inspections of the progress of the work and reporting to the Bank the accuracy of such monthly invoices, the percentage of completion thereof and the quality of construction and compliance with the Plans and Specifications. The Bank shall have the right, but shall not be required, to rely conclusively upon the report of the Independent Inspecting Representative as to the percentage of work completed and the amount to be disbursed in connection with any request for disbursement. The costs and expenses incurred in connection with the use of the Independent Inspecting Representative shall be paid by the Borrower.

                 Section 8. Surveys. Prior to the disbursement of any funds hereunder, the Borrower shall furnish the Bank a current survey prepared, certified and sealed by a surveyor satisfactory to the Bank showing, among other things, the location of any existing or proposed Improvements wholly within the boundary lines of the Property and showing setback lines or building lines, if any. The survey shall also show (a) the location of all easements and rights-of-way and all other exceptions described in the title insurance commitment heretofore submitted to the Bank (to the extent such matters can be shown) and (b) the courses and distances to and names of the nearest intersecting public streets or roads.
The survey shall include a certification as to the location of the Property within any special flood, mudslide or erosion hazard area. The survey shall also locate any wetlands area. The survey shall also be revised periodically during construction, as required by the Bank, to show footings, foundations, easements, rights-of-way, building setback lines and progress in construction, and upon completion of all Improvements and prior to disbursement for payment to the general contractor in excess of 95% of the construction contract amount, the Bank shall also require a final as-built survey conforming to the requirements herein and showing the location of the completed Improvements.

                 Section 9. Conditions to Disbursement. Prior to any disbursement of the Loan, the Bank must have received, in addition to other requirements set forth in the Commitment, the following:

        (a) A subsoil report and analysis in form and content reasonably satisfactory to the Bank prepared by a qualified soil engineer or testing laboratory. In addition, the architect shall certify that all recommendations contained in the subsoil report have been or will be incorporated into the foundation plan and structural design for the Improvements.

        (b) Evidence that the Property complies with all applicable laws and regulations pertaining to the protection and preservation of the environment. Such evidence shall include (without limitation) an inspection report by an environmental engineer reasonably satisfactory to the Bank, with soil and chemical testing, addressing the probability of toxic or hazardous wastes on, at or adjacent to the Property (in soil or water) (taking into consideration the history of the Property and its uses, adjacent land uses and the result of a site inspection of such engineer) and evidencing to the Bank's satisfaction that there are no hazardous or toxic wastes on or at the Property. If at any time either before or after the disbursement of any funds, the Borrower intends to bring fill dirt to the Property from another tract of land, the Bank shall require similar evidence regarding the environmental condition of such other tract prior to such fill dirt being placed on the Property.

        (c) Evidence satisfactory to the Bank that (i) the Plans and Specifications have been approved by the Borrower, the General Contractor, major tenants (if any), the permanent lender, (if any), and all government agencies having jurisdiction that require approval and
        (ii) that the Improvements when constructed shall comply with the Americans with Disabilities Act of 1990 and any amendments thereto, and, if applicable, rules and regulations of or promulgated under the Fair Housing Act and any amendments thereto.

        (d) Copies of the grading, building and any other governmental permits and approvals required for construction of the Improvements.

        (e) Written evidence from the appropriate public utility company(ies) or authority(ies) that all utilities needed to service properly the Property and its intended use, including, without limitation, water, sewer, electricity, gas and telephone, are available in sufficient supply to the Property together with evidence satisfactory to the Bank that all easements needed for the construction, maintenance and use of such utilities are available. All utilities must be made available to the Property at the usual rates charged by the suppliers of such utilities.

        (f) Written evidence from the appropriate governmental authority(ies) that the Property and its intended use are in compliance with all applicable zoning ordinances and land use laws and regulations.

                 Section 10. Commencement of Work; Lien Waivers; Title Insurance with respect to Liens. BY SIGNING THIS AGREEMENT, THE BORROWER DOES HEREBY REPRESENT AND WARRANT THAT NO WORK HAS COMMENCED AND NO MATERIALS HAVE BEEN DELIVERED EXCEPT SUCH WORK AND MATERIALS AS HAVE BEEN DISCLOSED TO THE BANK AND THE TITLE INSURER IN WRITING AND IN RESPECT OF WHICH RELEVANT WAIVERS AND/OR SUBORDINATIONS HAVE BEEN OBTAINED SUCH THAT THE TITLE INSURER HAS INSURED THE BANK AGAINST LIENS OF MECHANICS, CONTRACTORS, AND MATERIALMEN. NO ADDITIONAL WORK WILL BE DONE AND NO ADDITIONAL MATERIALS WILL BE DELIVERED UNTIL THE DEED OF TRUST AND THE NOTE HAVE BEEN EXECUTED AND THE DEED OF TRUST PROPERLY PLACED ON RECORD.

                 Section 11. Additional Information. The Borrower will furnish from time to time, whenever requested, statements showing itemization of prospective expenditures, expenditures to date, items due and unpaid, and items necessary for completion. The Borrower will support such statements with receipted bills, affidavits, waivers of liens, and other evidence satisfactory to the Bank.

                 Each request for disbursement by the Borrower shall constitute an acknowledgment by the Borrower that the amount of the disbursement is secured by the Deed of Trust and representations by the Borrower that the materials or labor on which the disbursement is based have been paid for and that there is no default under the Loan. In addition, the Bank shall have the option to require title bring downs to be performed and endorsements to be issued by the title insurance company insuring the cumulative total of all disbursements made to date by the Bank, with no new exceptions to title not specifically approved by the Bank.

                 Section 12. Stored Materials. Disbursements in respect of any application for payment to the General Contractor for stored materials shall be permitted only if such stored materials have been delivered to and stored on the Property or if such materials have been stored in a local bonded warehouse and insured to the satisfaction of the Bank. The Bank, at its option, may require a security agreement and Uniform Commercial Code financing statements specifically covering such materials and granting to the Bank a first security interest therein. The Bank shall have the right, in its sole discretion, to limit the aggregate amount of disbursements with respect to stored materials. At no time shall the aggregate amount of such disbursements exceed fifteen percent (15%) of the total amount of the Contract.

                 Section 13. Required Equity. Prior to the disbursement by the Bank of any of the proceeds of the Loan, the Borrower will submit evidence satisfactory to the Bank that funds have been expended by the Borrower in a sum equal to the difference, if any, between the amount of the Loan and the amount of the total cost of the Property and the Improvements as set forth on the Development Cost Analysis. If at any time the Bank shall determine that the undisbursed proceeds of the Loan are insufficient to pay the costs of completing construction of the Improvements, the Borrower shall promptly furnish such funds as will be sufficient, together with the undisbursed proceeds of the Loan, to pay the costs of completing construction of the Improvements.

                 Section 14. Requirements for Final Disbursement. The Bank shall be under no obligation to make a disbursement of loan funds for payment to the General Contractor in excess of 95% of the amount due under the Contract unless, in addition to all other requirements set forth herein, the Bank shall have first received the following:

        (a) A complete breakdown of all costs incurred in connection with the Property and evidence satisfactory to the Bank that all labor and materials supplied in connection with the Property and the Improvements have been (or will with such final disbursement be) fully paid for and that no rights exist on the part of any party to claim a lien against the Property, the Improvements or any portion thereof.

        (b) A certificate from the record architect that the Improvements have been constructed and completed in substantial accordance with the Plans and Specifications.

        (c) A copy of the Certificate of Occupancy or other document from appropriate governmental authority evidencing that all the Improvements have been completed in accordance with the applicable governmental requirements.

        (d) A final as-built survey conforming to the requirements set forth in Section 8 hereof and showing the location of the completed Improvements.

        (e) Copies of all management agreements and contracts which must be reasonably satisfactory to the Bank, and evidence that the Borrower is in compliance with all licensing and regulatory requirements established by the North Carolina Division of Facility Services and any other applicable state or federal regulatory agency.

                 Section 15. No Third-Party Beneficiary; No Warranties. All conditions precedent to the obligation of the Bank to make disbursements hereunder are imposed solely and exclusively for the benefit of the Bank and its assigns. No other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Bank will refuse to make disbursements in the absence of strict compliance with any or all thereof. No person other than the Borrower shall, under any circumstances, be deemed to be a beneficiary of this Agreement, or any of the terms or conditions hereof, any or all of which may be freely waived in whole or in part by the Bank at any time if in its sole discretion it deems it advisable to do so.

                 Neither the Bank's (or any Independent Inspecting Representative's) receipt or review of the Plans and Specifications or of any subsoils report or of any environmental report, nor any action or inaction by the Bank (or any Independent Inspecting Representative) with respect thereto, nor any inspections or approvals of the Improvements, shall constitute a warranty or representation by the Bank or any of its employees, agents or representatives, including its Independent Inspecting Representative (if any) as to the sufficiency, adequacy or safety of the structure(s), any component parts thereof or any other physical condition or feature pertaining to the Improvements or the Property. All acts (including any failure to act) relating to the Property or the Loan by any employee, agent, representative or designee of the Bank shall be performed solely for the benefit of the Bank and are not for the benefit of the Borrower or of any other person (including, without limitation, purchasers, tenants, guarantors or other occupants).

                 Section 16. Incorporation by Reference. The terms, conditions, warranties, representations and agreements contained in the Commitment, the Note, the Deed of Trust and in any other document executed in connection with the Loan are incorporated herein by reference and made a part hereof as fully and completely as if set out herein verbatim and any default therein shall constitute a default hereunder.

                 Section 17. Events of Default. Subject to the provisions of the Addendum to the Deed of Trust, the following shall constitute defaults (each a "default") hereunder:

        (i) The failure of the Borrower to pay when due any payment of interest or of principal and interest due and payable under the Note or the occurrence of any other default under the Note.

        (ii) The failure of the Borrower to keep, perform or observe any covenant, agreement, term or condition herein required to be kept, performed or observed by the Borrower.

        (iii) If the progress of the work shall be discontinued for any cause for a period in excess of ten (10) calendar days.

        (iv) If the Borrower or any member or manager thereof or any guarantor (a) files a petition or has a petition filed against it under the Bankruptcy Code or any proceeding for the relief of insolvent debtors; (b) generally fails to pay its debts as such debts become due;
        (c) has a custodian appointed for the Borrower or any member or manager thereof or any guarantor or for the assets of any thereof; (d) benefits from or is subject to the entry of an order for relief by any court of insolvency; (e) makes an admission of insolvency seeking the relief provided in the Bankruptcy Code or any other insolvency law; (f) makes an assignment for the benefit of creditors; (g) has a receiver appointed, voluntarily or otherwise, for its property; (h) suspends business; (i) permits a judgment in the amount of

        $50,000 or more to be obtained against it which is not promptly paid or promptly appealed and secured pending appeal; or (j) becomes insolvent, however otherwise evidenced.

        (v) The occurrence of a default under the Deed of Trust, the Commitment or any of the Other Loan Documents.

        (vi) If any representation or certification given or at any time hereafter required to be given hereunder shall be false or erroneous in any material respect when made.

                 Section 18. Remedies. Upon occurrence of a default, the Bank may, at its option, declare the entire indebtedness evidenced by the Note to be immediately due and payable and may exercise each and every other remedy granted herein, in the Deed of Trust, in the Other Loan Documents, or as otherwise provided by law. All rights and remedies of the Bank shall be cumulative and the exercise of one right or remedy shall not be deemed to be an election of remedies to the exclusion of the exercise of other rights and remedies. No failure or delay by the Bank to exercise any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege or preclude any other or future exercise thereof.

                 Upon the occurrence of a default by the Borrower, the Bank may, at its option and in lieu of resorting to any other remedy available to it and without the appointment of a receiver for the Property and the Improvements or the Borrower, take possession of the Property and the Improvements and all materials, tools, machinery and other equipment on the Property and the Improvements, or in possession of the Borrower, or being used in connection with and in the construction of the Improvements, and, in the name of and for the account of the Borrower, may complete the Improvements either in accordance with the Plans and Specifications or in accordance with such change or changes in the Plans and Specifications as may be considered necessary or desirable by the Bank and may take such other and further action as may be required to achieve completion of the Improvements. For such purposes, the Bank may use any funds of the Borrower at any time in the hands of the Bank by deposit or otherwise, including the undisbursed proceeds of the Loan. Any money advanced by the Bank for such purposes shall be payable by the Borrower upon demand, shall bear interest at the rate set forth in the Note, and its payment shall be secured by the Deed of Trust. The Bank, however, shall be under no obligation to complete the Improvements, and the Bank's action in this respect shall be wholly at its option.

                 Section 19. Receiver. The Bank shall have the right, after default in any of the terms, covenants, or agreements herein contained or contained in the Note, the Deed of Trust or the Other Loan Documents, to the appointment of a receiver to collect the rents and profits from the Property and the Improvements, without consideration of the value of the Property and the Improvements or the solvency of any person liable for the payment of the amounts then owing. All amounts collected by the receiver shall, after expenses of the receivership, be applied to the payment of the indebtedness hereby secured. The Bank, at its option, shall have the right to do the same without the appointment of a receiver.

                 Section 20. Agreement to Survive. This Agreement shall survive the initial disbursement of funds and shall remain in full force and effect until such time as the Loan shall have been paid in full.

                 Section 21. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute but one and the same instrument.

                 Section 22. Successors and Assigns. The covenants, terms and conditions herein contained shall bind (and the benefits and powers shall inure to) the respective heirs, executors, administrators, successors and assigns of the parties hereto. The Borrower, however, shall not assign its rights or obligations under this Agreement unless such assignment has been consented to by the Bank in writing. Whenever used herein, the singular number shall include the plural, the plural the singular, and the term the "Bank" shall include any payee of the indebtedness hereby secured and any transferee or assignee thereof, whether by operation of law or otherwise.

                 Section 23. Governing Law. This Agreement shall be governed by and construed in all respects under the laws of the State of North Carolina without regard to principles of conflicts of laws.

                 IN TESTIMONY WHEREOF, this Agreement has been executed under seal by the parties hereto.

                                           WYNWOOD OF CHAPEL HILL, LLC, a
                                           North Carolina limited liability company (SEAL)

                                           By:     Alternative Living Services, Inc., a
                                                   Delaware corporation,
                                                   Member and Manager

                                                   By: /s/
                                                       -----------------------------------
                                                                    President
Attest:

 /s/
- ---------------------------

               Secretary
- --------------

[AFFIX CORPORATE SEAL]                     By:     Days Development of North Carolina, L.L.C.,
                                                   a North Carolina limited liability company,
                                                   Member and Manager                   (SEAL)

                                                   By: /s/ Thompson W. Goodwin          (SEAL)
                                                       ---------------------------------
                                                              Thompson W. Goodwin,
                                                              Member and Manager

                                     BANK:

                                     WACHOVIA BANK OF NORTH CAROLINA, N. A.


                                     By: /s/
                                         -------------------------------------
                                                    Vice President

                                                                   EXHIBIT 10.31



                              TABLE OF CONTENTS
                                     LEASE

                                HIGH POINT PLAZA

                          LANDLORD AND TENANT ................................................................     1
                          PREMISES ...........................................................................     1
                          TERM  ..............................................................................     1
                          EXTENSION ..........................................................................     1
                          LEASE YEAR  ........................................................................     2
                          BASE RENT ..........................................................................     2
                          BASE RENT ADJUSTMENT ...............................................................     2
                          NO ADDITIONAL RENT .................................................................     3
                          PROPORTIONATE SHARE ................................................................     3
                          UTILITIES ..........................................................................     3
                          USE ................................................................................     3
                          CONSTRUCTION WORK ..................................................................     3
                          COST OF CONSTRUCTION  ..............................................................     4
                          ALTERATIONS AND LEASEHOLD IMPROVEMENTS BY TENANT ...................................     4
                          DECORATING .........................................................................     5
                          CONSTRUCTION LIENS .................................................................     5
                          ASSIGNMENT OR SUBLETTING ...........................................................     6
                          MAINTENANCE ........................................................................     6
                          ENTRY FOR REPAIRS, INSPECTION AND RE-LEASING .......................................     6
                          COMMON AREAS .......................................................................     7
                          PARKING ............................................................................     7
                          SIGNAGE ............................................................................     7
                          VIOLATION OF INSURANCE COVERAGE ....................................................     7
                          REGULATORY COMPLIANCE ..............................................................     8
                          COVENANT TO HOLD HARMLESS ..........................................................     8
                          LIABILITY INSURANCE ................................................................     9
                          BUILDING RULES AND REGULATIONS .....................................................     9
                          CASUALTY ...........................................................................    10
                          CONDEMNATION .......................................................................    11
                          DELAYED PERFORMANCE ................................................................    11
                          WAIVER OF SUBROGATION   ............................................................    11
                          HOLDOVER............................................................................    12
                          SUBORDINATION BY TENANT ............................................................    12
                          EVENTS OF DEFAULT ..................................................................    12
                          WAIVER .............................................................................    13
                          ATTORNEY FEES ......................................................................    13
                          MISCELLANEOUS ......................................................................    14
                               1 .  Persons Bound ............................................................    14
                               2.   Severability  ............................................................    14
                               3.   Applicable Law ...........................................................    14
                               4.   Time of the Essence ......................................................    14
                               5.   Amendment to be in Writing ...............................................    14
                               6.   Covenant of Quiet Enjoyment ..............................................    14
                               7.   Counterparts .............................................................    14
                               8.   Titles and Subtitles .....................................................    14
                               9.   Notices ..................................................................    14
                              10.   Short Form Lease .........................................................    15
                              11.   General ..................................................................    15
                              12.   Right of Early Termination   .............................................    13

                     NOTE:Page numbers 17-26 are omitted.

                                    EXHIBITS

A.   Diagrammatic Designation of Premises
B.   Commencement and Termination Dates
C.   Blank
D.   Construction of Center
E.   Tenant's Premises
F.   Tenant's Decoration of the Premises
G.   Janitorial Service Specifications
H.   Rules and Regulation of Center